                                                                     EXHIBIT 4.6

                             ARTICLES SUPPLEMENTARY

                   Increasing Rate Cumulative Preferred Stock
                   ------------------------------------------

                                       of

                               THE ROUSE COMPANY

         The Rouse Company, a Maryland corporation having its principal office in Columbia, Maryland (the "Corporation"), hereby certifies to the State
                            -----------
Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors
         -----
of the Corporation by Article FIFTH of the Charter (as hereinafter defined), the Board of Directors has (i) duly divided and classified 10,000,000 shares of the Preferred Stock of the Corporation, par value $0.01 per share, into a separate class designated " Increasing Rate Cumulative Preferred Stock" and (ii) provided for the issuance of such class of Preferred Stock.

         SECOND: The terms of the Increasing Rate Cumulative Preferred Stock
         ------
established by the Board of Directors, in addition to those set forth in Article FIFTH of the Charter of the Corporation applicable to all classes of Preferred Stock, are as follows:

         Section 1.  Number of Shares and Designation.  This class of the
                     --------------------------------
Corporation's Preferred Stock shall be designated as Increasing Rate Cumulative Preferred Stock (the "Exchangeable Preferred Stock") and 10,000,000 shall be the
                      ----------------------------
number of shares of Preferred Stock constituting such class.
 .
         Section 2.  Definitions.  For purposes of the Exchangeable Preferred
                     -----------
Stock, the following terms shall have the meanings indicated:

         "Affiliate" has the meaning specified in the Contingent Stock
          ---------
   Agreement.

         "Base Rate" has the meaning specified in Section 3(c) hereof.
          ---------

         "Board" means the board of directors of the Corporation.
          -----

         "Business Day" means any day on which state or federally chartered
          ------------
   financial institutions are not authorized or required to close in New York, New York.

         "Capital Stock" means shares of any class or series of capital stock of
          -------------
   the Corporation.

         "Certificate" means these Articles Supplementary, as the same may
          -----------
   hereafter be amended, modified or supplemented.

         "Charter" means the Articles of Incorporation of the Corporation, as
          -------
   heretofore amended and restated in the Articles of Amendment and Restatement of the Corporation and as the same may hereafter be further amended.

         "Common Stock" means the common stock, par value $0.01, of the
          ------------
   Corporation and any securities issued or issuable with respect to any such common stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         "Contingent Stock Agreement" means that certain Contingent Stock
          --------------------------
   Agreement effective as of January 1, 1996, executed by the Corporation for the benefit of the Holders and the Representatives described therein, as the same may hereafter be amended, modified or supplemented pursuant to the express terms thereof.

         "Corporation" has the meaning specified in the introductory of this
          -----------
   Certificate.

         "Current Share Value" means, as of any date (the "computation date"),
          -------------------
   the average of the closing per share sales prices of Common Stock during the ten trading days consisting of (i) the five consecutive trading days ending on the last day of the calendar month immediately preceding the calendar month in which the computation date falls, and (ii) the five consecutive trading days ending on the computation date, in each case, on the Composite Tape of the New York Stock Exchange or, if shares of Common Stock are not then listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which shares of Common Stock are then listed or, if shares of Common Stock are not then listed on any such stock exchange, the average of the average closing bid and ask quotations with respect to a share of Common Stock during the ten trading days consisting of (A) the five consecutive trading days ending on the last day of the calendar month immediately preceding the computation date and (B) the five consecutive trading days ending on the computation date, in each case, on The Nasdaq Stock Market or any successor system then in use or, if no such quotations are then available, the average of the bid and asked prices for such trading days as furnished by a member firm of the New York Stock Exchange regularly making a market in the Common Stock selected for such purpose by the Board or, if no such member firm is then making a market in the Common Stock, the fair market value on the computation date of a share of Common Stock as determined in good faith by a majority of the members of the Board after consultation with an independent financial advisor of recognized national standing.

         "Dividend Payment Date" means the first Business Day after the last day
          ---------------------
   of each Dividend Period.

         "Dividend Period" means the six-month period beginning on each January
          ---------------
   1 and July 1 of each year; provided, however, that the final Dividend Period with respect to any share of Exchangeable Preferred Stock shall end on the date that such share of Exchangeable Preferred Stock is redeemed or exchanged by the Corporation in accordance with the terms of this Certificate.

         "Dividend Rate" has the meaning specified in Section 3(c) hereof.
          -------------

         "Exchange" has the meaning specified in Section 6(a) hereof.
          --------

         "Exchange Notice" has the meaning specified in Section 6(c) hereof.
          ---------------

         "Exchangeable Preferred Stock" has the meaning specified in Section 1
          ----------------------------
   hereof.

         "Issue Date" means, with respect to any share of Exchangeable Preferred
          ----------
   Stock, the actual original date of issuance of such share.

         "Junior Dividend Stock" means the Common Stock and any other Capital
          ---------------------
   Stock ranking junior to the Exchangeable Preferred Stock with respect to payments of dividends.

         "Junior Liquidation Stock" means the Common Stock and any other Capital
          ------------------------
   Stock ranking junior to the Exchangeable Preferred Stock with respect to distributions of assets upon Liquidation.

         "Junior Stock" means the Common Stock and any other Capital Stock
          ------------
   ranking junior to the Exchangeable Preferred Stock with respect to distributions of assets upon Liquidation and with respect to payments of dividends.

         "Liquidation" means any dissolution, liquidation (complete or partial)
          -----------
   or winding up of the Corporation, whether voluntary or involuntary.

         "Liquidation Payment" has the meaning specified in Section 4(a) hereof.
          -------------------

         "Liquidation Value" means, with respect to any share of Exchangeable
          -----------------
   Preferred Stock at any time, $100 plus all dividends (whether or not earned or declared) accrued and unpaid on such share as of such time.

         "Merger" means the merger or consolidation of the Corporation with or
          ------
   into another other Person.

         "Parity Dividend Stock" means any Capital Stock ranking on a parity
          ---------------------
   with the Exchangeable Preferred Stock with respect to payments of dividends.

         "Parity Liquidation Stock" means any Capital Stock ranking on a parity
          ------------------------
   with the Exchangeable Preferred Stock with respect to distributions of assets upon Liquidation.

         "Parity Stock" means any Capital Stock ranking on a parity with the
          ------------
   Exchangeable Preferred Stock with respect to distributions of assets upon Liquidation and with respect to payments of dividends.

         "Person" means any individual, firm, corporation, trust, association,
          ------
   company, limited liability company, joint stock company, partnership, joint venture, governmental authority or other entity or enterprise.

         "Prior Stock" means any Capital Stock ranking prior to the Exchangeable
          -----------
   Preferred Stock with respect to distributions of assets upon Liquidation or with respect to payments of dividends.

         "Record Date" means, with respect to any Dividend Period, the date
          -----------
   which is 15 days prior to the last day of such Dividend Period.

         "Redemption Notice" has the meaning specified in Section 5(a) hereof.
          -----------------

         "Redemption Price" means, with respect to any share of Exchangeable
          ----------------
   Preferred Stock on any Dividend Payment Date, an amount equal to the sum of
   (i) 110% of the Liquidation Value as of such Dividend Payment Date plus (ii) the amount of any and all accrued and unpaid dividends (whether or not earned or declared) on such share as of such Dividend Payment Date.

         "Representatives" has the meaning specified in the Contingent Stock
          ---------------
   Agreement.

         "Special Voting Right" has the meaning specified in Section 7(a)
          --------------------
   hereof.

         "Spread" has the meaning specified in Section 3(c) hereof.
          ------

         "Trust" has the meaning specified in Section 6(d) hereof.
          -----

         Section 3.  Dividends.  (a) The holder of record of each share of
                     ---------
Exchangeable Preferred Stock on each Record Date shall be entitled to receive on each Dividend Payment Date, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends on the Liquidation Value of such share at the Dividend Rate, payable in cash. Such dividends with respect to each share of Exchangeable Preferred Stock shall be cumulative and shall accrue (whether or not earned or declared) from the Issue Date of such share until such share is redeemed or exchanged in accordance with this Certificate.

         (b) The amount of dividends accrued on any share of Exchangeable Preferred Stock at the end of any Dividend Period shall be the amount of any unpaid dividends accrued thereon to and including the last day of such Dividend Period, whether or not earned or declared. The amount of dividends accrued on any share of Exchangeable Preferred Stock at any date other than the last day of any Dividend Period shall be the sum of (i) the amount of any unpaid dividends accrued thereon to and including the last day of the immediately preceding Dividend Period, whether or not earned or declared, plus (ii) an amount calculated on the basis of the Dividend Rate applicable to the Dividend Period in which such date occurs for the period commencing with the first day of such Dividend Period to and including the date of calculation, based upon the number of days elapsed in such Dividend Period in relation to the total number of days in such Dividend Period. For purposes of this paragraph (b), dividends shall be deemed to accrue daily.

         (c) Each share of Exchangeable Preferred Stock that is outstanding during a Dividend Period shall be entitled to a dividend for such Dividend Period, based on the applicable Liquidation Value of such share of Exchangeable Preferred Stock, at a rate per annum (the "Dividend Rate") equal to the Base
                                           -------------
Rate plus the Spread, in each case as in effect during such Dividend Period; provided, however, that in the event that any share of Exchangeable Preferred Stock shall have an Issue Date other than on the first day of any Dividend Period, the Dividend Rate with respect to such share during the Dividend Period in which such Issue Date occurs shall be calculated on the basis of the applicable Dividend Rate for such Dividend Period for the period commencing with the Issue Date to and including the last day of such Dividend Period. "Base
                                                                        ----
Rate" means (i) with respect to the Dividend Period during which the Corporation
----
issues shares of Exchangeable Preferred Stock for the first time, the dividend rate, as determined by a nationally recognized investment banking firm selected by the Corporation for such purpose and reasonably acceptable to the Representatives, which would be required in order for the Corporation to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class or series of its perpetual preferred stock as of such time and (ii) with each subsequent Dividend Period, the dividend rate, as determined by a nationally recognized investment banking firm selected by the Corporation for such purpose and reasonably acceptable to the Representatives, which would be required in order for the Corporation to successfully sell at par (i.e., stated liquidation value), in a private placement transaction, a class of its perpetual preferred stock as of the first day of such Dividend Period. The "Spread" (i) for the
                                                        ------
Dividend Period during which the Corporation issues shares of Exchangeable Preferred Stock for the first time shall be 3.50% per annum and (ii) for each Dividend Period thereafter shall be the Spread for the immediately preceding Dividend Period plus 0.50%.

         (d) Dividends in respect of the Exchangeable Preferred Stock shall be payable before any dividend shall be paid on or with respect to any Junior Dividend Stock and before any distribution (other than solely in Junior Dividend Stock), redemption or purchase shall be paid on or made or set apart with respect to any Junior Liquidation Stock and shall be cumulative so that if in any Dividend Period dividends at the Dividend Rate shall not have been paid or set apart for the Exchangeable Preferred Stock, the deficiency, but without interest on such deficiency, shall be fully paid or set apart for payment before
(i) any dividend shall be paid on or with respect to any Junior Dividend Stock,
(ii) any dividend shall be paid on or with respect to any Parity Dividend Stock, except pro rata according to the full cumulative dividends then accrued on or in arrears with respect to the Exchangeable Preferred Stock and all classes or series of Parity Dividend Stock, (iii) any distribution, redemption or repurchase shall be made with respect any Junior Liquidation Stock or (iv) any distribution, redemption or repurchase shall be made with respect to any Parity Liquidation Stock.

         (e) To the extent that the amount of any dividend paid or set apart for payment on the Exchangeable Preferred Stock for any Dividend Period shall be less than the total amount of dividends due and payable with respect to such Dividend Period as provided above, such amounts shall be paid or set apart for payment pro rata to each record holder of shares of Exchangeable Preferred Stock in the proportion that the total number of shares owned bears to the total number of shares of Exchangeable Preferred Stock then outstanding.

         Section 4.  Liquidation.  (a) Each share of Exchangeable Preferred
                     -----------
Stock shall be preferred over the shares of Junior Liquidation Stock, as to assets, so that, in the event of any Liquidation, the holders of Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings), before any distribution is made to the holders of shares of Junior Liquidation Stock upon such Liquidation, an amount in cash equal to the Liquidation Value multiplied by the number of outstanding shares of Exchangeable Preferred Stock (the "Liquidation Payment"). If, upon any
                                   -------------------
Liquidation, the assets (or proceeds thereof) distributable among the holders of Exchangeable Preferred Stock are insufficient to pay the Liquidation Payment in full, then such assets (or the proceeds thereof) shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full.

         (b) Written notice of any Liquidation, stating a payment date, the amount of the Liquidation Payment and the place where the amount distributable shall be payable, shall be given, not less than 30 nor more than 60 days prior to the payment date stated therein, to each holder of record of Exchangeable Preferred Stock.

         (c) For the purposes of this Section 4, neither any Merger nor any voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation shall be deemed to be a Liquidation, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

         (d) After the payment in cash to the holders of Exchangeable Preferred Stock of the full amount of the Liquidation Payment with respect to all outstanding shares of Exchangeable Preferred Stock, the holders of outstanding shares of Exchangeable Preferred Stock shall have no right or claim, based solely on their ownership of shares of Exchangeable Preferred Stock, to any of the remaining assets of the Corporation.

         Section 5.  Redemption.  (a)  The holder of any share of Exchangeable
                     ----------
Preferred Stock may, at his or its option, on any Dividend Payment Date, elect to have the Corporation redeem all or any number of whole shares of Exchangeable Preferred Stock held by such holder, such election to be made by providing written notice of such election and the number of shares of Exchangeable Preferred Stock elected to be redeemed to the Corporation (a "Redemption
                                                               ----------
Notice") not less than 30 nor more than 60 days prior to the applicable Dividend Payment Date; provided, however, that in no event may a Redemption Notice be given with respect to any share of Exchangeable Preferred Stock prior to the first anniversary of the Issue Date of such share. The Corporation shall, on the applicable Dividend Payment Date, redeem the shares of Exchangeable Preferred Stock elected to be redeemed pursuant to such Redemption Notice and pay the holder of such shares the Redemption Price therefor, provided the Corporation has sufficient legally available funds for such purpose (provided that any failure to redeem any such shares due to the Corporation not having sufficient legally available funds for such purpose shall cause the Special Voting Right in Section 7 to become exercisable). Prior to such Dividend Payment Date, as promptly as possible after the Redemption Price can be determined, the Corporation shall deliver to each holder of shares to be redeemed an accurate copy of the calculation of the Redemption Price. In the event that the Corporation is required to redeem any shares of Exchangeable Preferred Stock and does not have sufficient funds legally available to redeem all of such shares, it shall use all of the funds that it does have available for such purpose, if any, to redeem such number of shares of Exchangeable Preferred Stock as is possible with such funds, pro rata, among all holders of Exchangeable Preferred Stock which have previously provided the Corporation with a Redemption Notice and for which all or any portion of the shares of Exchangeable Preferred Stock elected to be redeemed thereunder have not been redeemed.

         (b) Upon any redemption of shares of Exchangeable Preferred Stock, the shares of Exchangeable Preferred Stock so redeemed shall have the status of authorized and unissued shares of preferred stock of the Corporation, unclassified as to series, and the number of shares of preferred stock which the Corporation shall have authority to issue shall not be decreased by the redemption of such shares of Exchangeable Preferred Stock; provided, however, that no shares of Exchangeable Preferred Stock which are redeemed shall be reissued as Exchangeable Preferred Stock except pursuant to the Contingent Stock Agreement.

         Section 6.  Exchange.  (a) Except as provided below, the Corporation
                     --------
may, at its sole option, on any Dividend Payment Date, exchange shares of Common Stock for any shares of Exchangeable Preferred Stock then outstanding, in whole or in part (each, an "Exchange"); provided, however, that, as a condition to any
                      --------
Exchange, the Corporation shall simultaneously with such Exchange pay the holder of each share of Exchangeable Preferred Stock being exchanged an amount equal to the amount of any and all accrued and unpaid dividends (whether or not earned or declared) on such share of Exchangeable Preferred Stock to the date of such Exchange.

         (b) In connection with any Exchange, the number of shares of Common Stock to be exchanged for each share of Exchangeable Preferred Stock shall be a number equal to the Liquidation Value of such share of Exchangeable Preferred Stock divided by Current Share Value as of the last day of the Dividend Period immediately preceding the Dividend Payment Date on which such Exchange is to be consummated.

         (c) Not less than 30 nor more than 60 days prior to the date fixed for any Exchange, a notice of the time, date and place thereof shall be given to the holders of record of the shares of Exchangeable Preferred Stock to be exchanged (an "Exchange Notice"), such Exchange Notice to specify the number of shares of
     ---------------
Exchangeable Preferred Stock to be exchanged and the date fixed for such Exchange. Upon giving any Exchange Notice, the Company shall be obligated to effect the Exchange described therein.

         (d) The Corporation may, prior to the Dividend Payment Date on which any shares of Exchangeable Preferred Stock are to be exchanged, deposit the aggregate number of shares of Common Stock and the amount of any dividends required to be paid pursuant to paragraph (a) above in an irrevocable trust with a bank or trust company located in New York, New York and having capital and surplus of not less than $500,000,000 (a "Trust"), for the benefit of the holders of the shares of
                      -----
Exchangeable Preferred Stock to be exchanged. If notice of such Exchange shall have been duly mailed, and upon making such deposit, or, if no such deposit is made, then upon the applicable Dividend Payment Date (provided that the shares of Common Stock and dividends required to be delivered and paid in exchange therefor are made available by the Corporation on such date), the holders of the shares of Exchangeable Preferred Stock to be exchanged on such Dividend Payment Date shall cease to be stockholders with respect to the shares of Exchangeable Preferred Stock to be exchanged and, thereafter, such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares other than the right to receive the shares of Common Stock for which such shares are being exchanged and any dividends required to be paid thereon pursuant to paragraph (a) above upon surrender of the certificate or certificates for such shares. Any shares of Common Stock or funds deposited with a Trust in connection with any Exchange which are unclaimed at the end of two years from the date fixed for such Exchange shall be redelivered and repaid to the Corporation upon its request and, thereafter, the holders of shares of Exchangeable Preferred Stock which are the subject of such Exchange shall look only to the Corporation for delivery of such shares of Common Stock and the payment of such dividends. The Board may cause the transfer books of the Corporation to be closed with respect to any shares of Exchangeable Preferred Stock which are the subject of an Exchange Notice.

         (e) If less than all of the outstanding shares of Exchangeable Preferred Stock are to be exchanged in connection with any Exchange, the shares of Exchangeable Preferred Stock to be exchanged shall be determined pro rata (as nearly as possible) among all holders of Exchangeable Preferred Stock, according to the respective number of shares of Exchangeable Preferred Stock held by each such holder (and for such purpose, if any holder holds shares of Exchangeable Preferred Stock evidenced by more than one certificate, such Exchange shall also be allocated on such basis among such certificates as such holder shall request on a timely basis).

         (f) Upon any exchange of shares of Exchangeable Preferred Stock pursuant to this Section 6, the shares of Exchangeable Preferred Stock so exchanged shall have the status of authorized and unissued shares of preferred stock of the Corporation, unclassified as to series, and the number of shares of preferred stock which the Corporation shall have authority to issue shall not be decreased by the exchange of such shares of Exchangeable Preferred Stock; provided, however, that no shares of Exchangeable Preferred Stock which are exchanged shall be reissued as Exchangeable Preferred Stock except pursuant to the Contingent Stock Agreement.

         Section 7.  Voting.  (a) The holders of shares of Exchangeable
                     ------
Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which such holders may be entitled under the laws of the State of Maryland and except that the holders of the outstanding shares of Exchangeable Preferred Stock shall have the exclusive right (the "Special Voting Right"),
                                                     --------------------
voting separately as a class, to elect one of the members of the Board if and whenever at any time or times (i) dividends (whether or not declared) payable on Exchangeable Preferred Stock for one or more Dividend Periods shall be in arrears and unpaid or (ii) the Corporation shall fail to effect any redemption required to be made pursuant to Section 5 hereof or any Exchange required to be made pursuant to Section 6 hereof. If the Special Voting Right shall vest as provided in the preceding sentence, it shall continue until such time as (A) all cumulative dividends accumulated on all shares of Exchangeable Preferred Stock (whether or not declared) shall have been paid in full, (B) all redemptions required to be made pursuant to Section 5 hereof shall have been made and (C) all Exchanges required to be made pursuant to Section 6 hereof have been made, at which time the Special Voting Right shall terminate, subject to revesting in the event of each and every subsequent occurrence of one or more of the events described in clauses (i) and (ii) of the preceding sentence.

         (b) Upon the vesting of the Special Voting Right, the authorized number of directors constituting the Board shall, without further action, be increased by one and the vacancy so created shall be filled only by vote of the holders of the outstanding shares of Exchangeable Preferred Stock. Whenever the Special Voting Right shall have vested, such Right may be exercised initially either at a special meeting of the holders of Exchangeable Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders, or by the written consent of the holders of outstanding shares of Exchangeable Preferred Stock. Each director elected by the holders of the Exchangeable Preferred Stock upon exercise of the Special Voting Right shall hold office until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified; provided, however, that the term of office of any incumbent director so elected shall terminate concurrently with the termination of the Special Voting Right and upon such termination the number of directors constituting the Board shall, without further action, be reduced by one, subject always to increase as provided above upon revesting of the Special Voting Right.

         (c) At any time when the Special Voting Right shall have vested and if such Right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the outstanding shares of Exchangeable Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of Exchangeable Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place reasonably designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 20 days after the date of any request made as aforesaid, then the holders of record of at least 10% of the issued and outstanding shares of Exchangeable Preferred Stock which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place reasonably designated by such Person. Any holder of Exchangeable Preferred Stock which would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph (c).

         (d) At any meeting held for the purpose of electing directors at which the holders of Exchangeable Preferred Stock are entitled to exercise the Special Voting Right, the presence (in person or by proxy) of the holders of 33-1/3% of the then issued and outstanding shares of Exchangeable Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the exercise of the Special Voting Right. At any such meeting or adjournment thereof, (i) the absence of a quorum of holders of Exchangeable Preferred Stock shall not prevent the election of directors other than the director to be elected by such holders and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the director to be elected by the holders of Exchangeable Preferred Stock pursuant to the exercise of the Special Voting Right and (ii) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present (in person or by proxy) of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         (e) In exercising the Special Voting Right, each share of Exchangeable Preferred Stock shall be entitled to one vote.

         Section 8.  Ranking.  All shares of Exchangeable Preferred Stock shall
                     -------
rank:

         (a) senior, both as to payments of dividends and as to distributions of assets upon any Liquidation, to all shares of Junior Stock, whether presently outstanding or issued after the date hereof;

          (b) senior, as to payments of dividends, to all shares of Junior Dividend Stock, whether presently outstanding or issued after the date hereof;

         (c) senior, as to distributions of assets upon any Liquidation, to all shares of Junior Liquidation Stock, whether presently outstanding or issued after the date hereof;

         (d) on a parity, as to payments of dividends and as to distributions of assets upon any Liquidation, with all shares of Parity Stock issued after the date hereof in accordance with the terms hereof;

         (e) on a parity, as to payments of dividends, with all shares of Parity Dividend Stock issued after the date hereof in accordance with the terms hereof; and

         (f) on a parity, as to distributions of assets upon any Liquidation, with all shares of Parity Liquidation Stock issued after the date hereof in accordance with the terms hereof.

As of the date hereof, (i) no shares of Prior Stock are authorized or outstanding except for shares of the Corporation's Series A Convertible Preferred Stock, (ii) no shares of Parity Dividend Stock or Parity Liquidation Stock are authorized or outstanding, par value $.01 per share, and (iii) no shares of Junior Dividend Stock or Junior Liquidation Stock are authorized or outstanding except for shares of 10.25% Junior Preferred Stock, 1996 Series, par value $.01 per share, issued to The Howard Hughes Corporation and Common Stock.

         Section 9.   Non-Assessability.  The shares of Exchangeable Preferred
                      -----------------
Stock when issued, shall be fully-paid and nonassessable.

         Section 10.  Preemptive Rights.  The Exchangeable Preferred Stock is
                      -----------------
not entitled to any preemptive rights or subscription rights in respect of any Capital Stock.

         Section 11.   Registration Books, etc.  The Corporation will keep, or
                       ------------------------
cause to be kept, at its principal office (or at the office of its agent for such purpose) proper books in which the names and addresses of the holders of shares of Exchangeable Preferred Stock issued by the Corporation shall be registered and in which transfers of such shares may be registered. The Corporation may treat the registered holder of any shares of Exchangeable Preferred Stock as the absolute owner thereof for the purpose of receiving all dividends and redemption payments thereon and for all other purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary.

         Section 12.  Certain Restrictions.  (a) So long as any shares of
                      --------------------
Exchangeable Preferred Stock are outstanding, the

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

Corporation will not, either directly or indirectly or through a Merger, without either (1) the written consent of the Representatives or (2) the affirmative vote (at a meeting) or the written consent (with or without a meeting) of the holders of at least 66-2/3% of the shares of Exchangeable Preferred Stock at the time outstanding:

         (i) issue (or approve the issuance of) any shares of Parity Dividend Stock, Parity Liquidation Stock or Prior Stock or increase the authorized number of shares of Parity Dividend Stock, Parity Liquidation Stock or Prior Stock;

         (ii) amend, alter or repeal any of the provisions of this Certificate, the Charter or the Corporation's bylaws, so as to affect adversely the preferences, special rights or powers of the Exchangeable Preferred Stock;

         (iii) issue (or approve the issuance of) any shares of Exchangeable Preferred Stock except pursuant to the Contingent Stock Agreement;

         (iv) redeem, retire, purchase or otherwise acquire, or permit any of the Corporation's Affiliates to redeem, purchase or otherwise acquire, any shares of Exchangeable Preferred Stock except as provided in Sections 5 and 6 hereof;

         (v) approve or consummate any Merger which would affect adversely the preferences, special rights or powers of the Exchangeable Preferred Stock;

         (vi) approve any Exchange of less than all the Exchangeable Preferred Stock at the time outstanding unless the full accrued dividends (whether or not declared) for all prior and then current Dividend Periods shall either
   (A) have been paid or (B) declared and a sum sufficient for the payment thereof set apart for such payment;

         (vii) declare or pay or set apart any money for any dividends (other than a dividend payable solely in Junior Stock) or make any other distribution on or with respect to any shares of Junior Stock;

         (viii) redeem, retire or otherwise acquire for value, or set apart any money for any sinking or other analogous fund for the redemption or purchase of, any shares of Junior Stock (other than acquisitions of Common Stock solely for the purpose of obtaining the number of shares of Common Stock which may be required to effect any Exchange) or of any warrant, option or right to purchase, subscribe for or otherwise acquire any Junior Stock; or

         (ix) declare or pay or set apart for any dividends (other than a dividend payable solely in Junior Stock) or make any other distribution on or with respect to any shares of Parity Dividend Stock or Parity Liquidation Stock during any Dividend Period unless, at the same time, a like proportionate dividend during such Dividend Period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all issued and outstanding shares of Exchangeable Preferred Stock entitled to receive such dividend.

         (b) So long as any shares of Exchangeable Preferred Stock are outstanding, the Corporation will not, either directly or indirectly or through a Merger, without the affirmative vote (at a meeting) or the written consent (with or without a meeting) of at least 66-2/3% of the shares of Exchangeable Preferred Stock at the time outstanding take any action which would amend the provisions hereof relating to dividends on, or redemptions or exchanges of, the Exchangeable Preferred Stock so as to adversely affect the holders of the Exchangeable Preferred Stock.

         (c) So long as the Corporation shall be obligated (contingently or otherwise) to issue shares of Exchangeable Preferred Stock pursuant to the Contingent Stock Agreement, the Corporation will not, either directly or indirectly or through a Merger, at any time when no shares of Exchangeable Preferred Stock are outstanding, without the prior written consent of the Representatives, take (or cause to be taken) any of the actions described in clauses (i) and (vi) of paragraph (a) above or in paragraph (b) above.

         (d) So long as the Corporation shall be in default of any obligation to make any redemption pursuant to Section 5 hereof or any obligation to make any Exchange pursuant to Section 6 hereof, the Corporation shall not directly or indirectly purchase, redeem or discharge any mandatory redemption, sinking fund or any other similar obligation in respect of any shares of any class or series of Junior Stock, Parity Dividend Stock or Parity Liquidation Stock.

         Section 13.  No Consent for Certain Actions.  No consent (other than as
                      ------------------------------
may be provided in Section 12 hereof) of the holders of Exchangeable Preferred Stock or the Representatives shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of Junior Stock or (c) any increase or decrease in the amount of authorized Junior Stock or any increase, decrease or change in the par value thereof.

         Section 14.  Severability of Provisions.  Whenever possible, each
                      --------------------------
provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

         Section 15.  Notices.  Any notice required to be given hereunder shall
                      -------
be sufficient if in writing, sent by facsimile transmission or electronic telecommunications equipment (with confirmation of receipt), or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), and addressed (a) if to any record holder of shares of Exchangeable Preferred Stock, to the address or facsimile number of such record holder as reflected in the transfer records for shares of Exchangeable Preferred Stock maintained by the Corporation or any transfer agent, or (b) if to the Corporation, at its principal executive offices to the attention of its Secretary. Any notice given in accordance with this provision by the Corporation shall be deemed delivered as of the date receipt or proof of service or delivery is confirmed or on the third Business Day after the date mailed.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be made under the seal of the Corporation and signed in its name and attested by its duly authorized officers this ______ day of June, 1996.

ATTEST:                       THE ROUSE COMPANY


                              By:
-----------------------          --------------------------------
Bruce I. Rothschild              Anthony W. Deering
Vice President, General          President and
Counsel and Secretary            Chief Executive Officer



         THE UNDERSIGNED, President and Chief Executive Officer of The Rouse Company, who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                              ------------------------------------
                              Anthony W. Deering
                              President and
                              Chief Executive Officer

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